UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Definitive Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or sec. 240.14a-12

GIGA-TRONICS INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Additional proxy material to be mailed by Broadridge to the brokerage community for shareholders.

Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, California 94583

August 2, 2010

Dear Fellow Shareholder,

You recently received proxy materials in connection with the Annual Meeting of Shareholders of Giga-tronics Incorporated to be held on Tuesday, August 17, 2010, and according to our latest records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

Giga-tronics is asking shareholders to vote on Proposal 1: To Elect Six Directors, Proposal 2: To approve an amendment to the 2005 Equity Incentive Plan, Proposal 3: To approve the material terms of the performance goals under the Equity incentive Plan, and Proposal 4: To approve the Ratification of Auditors.  You may refer to the proxy materials previously mailed to you for additional information.

The Board of Directors unanimously recommends a “FOR” vote on both proposals.

Regardless of the number of common shares you own, it is important that they be represented at the Annual Meeting. Your vote matters to us and we need your support.

Please vote your common shares now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging onto the Internet website identified on the enclosed proxy voting form and follow the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY
PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD
THIS REQUEST.